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                                                                   Exhibit 10.6

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

      THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT ("Agreement"), dated as of the _____ day of July, 1996 is entered into by and between Entex Information Services, Inc., a Delaware corporation ("Entex"), and Richard Nathanson ("Employee").

                                    RECITALS

      A. Employee has been employed as an officer of FCP Technologies, Inc., a Delaware corporation ("FCP");

      B. Entex, Acquisition Sub and FCP have entered into an Agreement and Plan of Reorganization dated the date hereof (the "Reorganization Agreement") and Acquisition Sub and FCP have entered into an Agreement of Merger dated the date hereof (the "Acquisition Agreement"), which requires, among other things, that Employee enter into this Agreement in connection with the merger of the Acquisition Sub with and into FCP, with FCP as the surviving entity (Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement); and

      C. This execution of this Agreement is a condition to the Reorganization Agreement.

                                    AGREEMENT

      NOW, THEREFORE, IT IS HEREBY AGREED by and between the parties hereto, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, as follows:

      1. Employment.

            (a) Duties. Effective upon the closing of the Reorganization Agreement (the "Closing Date"), Employee is hereby employed and accepts employment as Senior Vice President, Network and Professional Services of Entex, to perform such services as are commensurate with such a position and as may be required or directed by the Board of Directors of Entex. During the Employment Term (as defined in subsection (b) below), Employee shall carry out his duties and responsibilities hereunder in a diligent and competent manner and shall devote his full business time, attention and energy thereto. Employee shall report directly to the individual appointed by the Board of Directors of Entex as Chief Operating Officer thereof.

            (b) Employment Term. The term of Employee's employment hereunder (the "Employment Term") shall commence on the Closing Date and shall continue for a period of six (6) months (the "Initial Term") from the Closing Date, after which Employee shall be employed on an "at-will" basis, subject to Entex's customary terms and condition of employment for its at-will employees; provided, however, that Entex may terminate Employee's employment at any time, for any reason whatsoever with Cause (as defined in Section 4(b) hereof) and without prior notice, or following the Initial Term without Cause upon thirty (30) days' advance written notice to Employee.


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            (c) Place of Employment. During the Employment Term, Employee shall render his services at the principal executive offices of Entex. Employee shall do such traveling as shall be reasonably necessary in connection with his duties and responsibilities hereunder.

            (d) Severance. If Employee's employment terminates for any reason other than (i) voluntary termination by Employee, (ii) termination as a result of death or disability, or (iii) termination for Cause, Employee shall be entitled to receive a severance payment from Entex (the "Severance Payment") in an amount equal to the sum of twelve (12) times Employee's Base Salary at the time of such termination plus Employee's interest in the bonus payment under the Entex Management Incentive Plan in accordance with Section 2(d)(i) hereof, paid in twelve (12) equal monthly installments on the first general payroll date of each month then in effect under Entex's general payroll policies. The Severance Payment shall be subject to applicable tax withholding and shall be subject to receipt by Entex of a release from Employee in accordance with Entex's policies. The Severance Payment shall be in lieu of any further payments to Employee. Notwithstanding the preceding sentence, the Severance Payment shall not be exclusive of any benefits Employee may be entitled to under the specific terms of the benefit plans of Entex otherwise applicable to Employee.

                  For purposes of this Agreement, "Cause" shall mean:

                              (A) Employee's continued dereliction of his duties
and responsibilities after notice thereof from Entex to Employee;

                              (B) Employee personally engaging in knowing and
intentional illegal conduct directly harmful to Entex;

                              (C) Employee being convicted of a felony involving
moral turpitude, or committing an act of fraud or misappropriating Entex property;

                              (D) Employee breaching in any material respect the
terms of this Agreement or the Confidential and Nonsolicitation Agreement; or

                              (E) Employee's commencement of employment with
another employer while he is an employee of Entex.

            (e) Other Termination. If, during the Employment Term, Employee's employment is terminated for Cause or if Employee resigns his employment voluntarily, no compensation or payments will be paid or provided to Employee for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, Employee's rights under the benefit plans of Entex shall be determined under the provisions of those plans.


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            (f) Death or Disability. If Employee's employment terminates as a result of Employee's death or disability, no compensation or payments will be made other than those to which Employee is otherwise entitled under Entex's benefit plans.

            (g) No Other Consulting. During the Employment Term and for a period of three (3) years from the date of this Agreement, Employee will not, without the prior written consent of the chief executive officer of Entex, accept any consulting assignment for (or accept any board of directors position or partnership position in) any business that is engaged or involved in or, to the Employee's knowledge after due inquiry, planning or preparing to engage or become involved in any activity or business similar to any activity or business engaged in by Entex.

      2. Compensation.

            (a) Salary. During the Employment Term, Employee will receive a salary of not less than $16,666.66 per month (the "Initial Base Salary"), which shall be paid in accordance with Entex's normal payroll practice. In the event that the Employment Term extends beyond one year, then the Initial Base Salary shall be increased to an amount equal to $18,333.33 per month for the remainder of the Employment Term (the Initial Base Salary and such higher monthly salary shall collectively be referred to as the "Base Salary"). In the event that the Employment Term extends beyond two years, the Base Salary shall be subject to review and adjustment based upon Entex's normal performance review practices. Unless otherwise specified herein, Entex will make such deduc tions, withholdings and other payments from all sums payable pursuant to this Agreement which Employee requests or which are required by law for taxes and other charges.

            (b) Benefit Plans. Employee will be entitled to participate in or receive benefits under Entex's employee benefit plans and policies as in effect from time to time in which Employee is eligible to participate, subject to the applicable terms and conditions of the particular benefit plan. Entex may change, amend, modify or terminate any benefit plan from time to time.

            (c) Grant of Options. Entex shall grant to Employee, within ten (10) days from the Closing Date, a nonqualified stock option to purchase 30,977 shares of Entex Common Stock at an exercise price of $50.00 (the "Option"). The Option shall be issued pursuant to, and governed by, the terms of Entex's 1996 Stock Option Plan and a Stock Option Agreement dated as of even date herewith by and between Entex and Employee (the "Option Agreement"). The Option Agreement shall provide, among other things, that the Option shall vest with respect to 50% of the shares upon the second anniversary of the date of grant and 50% of the shares upon the third anniversary of the date of grant; provided, however, that the Option will vest in full in the event Employee's employment is involuntarily terminated without Cause (including a "Constructive Termination"). For purposes of the Option Agreement, the term "Constructive Termination" shall mean a termination by Employee within thirty days following (i) a material diminution in the Base Salary of Employee, (ii) a material reduction in the responsibilities of Employee, (iii) a material change in the executive officer position to whom Employee shall report, or (iv) a relocation of Employee from the principal executive offices of Entex without Employee's consent; provided, however, that Employee


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shall give at least ten (10) days' prior written notice of Employee's intention to treat such an event as a Constructive Termination in order to allow Entex to remedy such event.

            (d) Additional Compensation. Entex shall pay Employee additional compensation as follows:

                  (i) Entex Management Incentive Plan Bonus. Bonuses paid in accordance with the terms and conditions of the Entex Management Incentive Plan, as amended from time to time, provided that aggregate bonuses paid in any calendar year to Employee thereunder shall not be less than 50% of the then applicable annual salary payable to Employee.

                  (ii) FCP Retention Bonus. On or before February 15, 1997, a payment to Employee in accordance with the FCP Retention Bonus Program, described in Exhibit 5.2 to the Reorganization Agreement.

                  (iii) Mortgage Assistance; Relocation Expense Reimbursement. In connection with Employee's relocation to Entex's principal executive offices in Rye Brook, New York, Entex shall pay to Employee:

                        (x) During the Employment Term, $2,000 per month for the first 12 months following the Closing Date and $1,000 per month for the 12 months following the first anniversary of the Closing Date to assist Employee with mortgage expenses.

                        (y) Reimbursement for Employee's reasonable out-of-pocket moving expenses in accordance with Exhibit 2(a)(iii) attached hereto.

      3. Intellectual Property.

            (a) Concurrently with the execution of this Agreement, Entex and Employee will execute Entex's standard "Confidential and Nonsolicitation Agreement" in the form attached hereto as Attachment 1.

      4. Covenant Not to Compete.

            (a) Non-Compete. In consideration of his employment by Entex, the grant of the Option and the several other agreements made herein, Employee agrees that until the later of three (3) years from the date of this Agreement or one (1) year from the date Employee's employment with Entex is terminated, he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as such terms are hereinafter defined).


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            (b) Definitions. As used in this Agreement, the terms

                    (i) "Restricted Business" shall mean any business that is engaged or involved in (or, to the Employee's knowledge after due inquiry, planning or preparing to engage or become involved in) any activity or business similar to any activity or business now or, during the Employment Term, engaged in by Entex or any affiliate thereof.

                    (ii) "Restricted Territory" shall mean each and every country, province, state, city or other political subdivision of the world in which Entex or any subsidiary or affiliate of Entex is engaged in business or otherwise sells its products or offers its services, now or in the future up to and including the date (if any) on which Employee commences employment with another employer.

            (c) Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state, country and other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separ ate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

            (d) Reformation. In the event that the provisions of this Section 4 should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

      5. Representations of Employee. Employee represents that:

            (a) He (i) is familiar with the covenants not to compete and not to solicit set forth in this Agreement, (ii) is fully aware of his obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants, (iii) finds the length of time, scope and geographic coverage of these covenants to be reasonable, and (iv) is receiving specific, bargained-for consideration for his covenants not to compete and not to solicit.

            (b) The execution of this Agreement and the Confidential and Nonsolicitation Agreement and performance of Employee's obligations hereunder and thereunder, will not conflict with, or result in a violation or breach of, any other agreement to which Employee is a party or any judgment, order or decree to which Employee is subject.


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      6. Assignment. This Agreement may not be assigned by Employee without the written consent of Entex. This Agreement may not be assigned by Entex without the written consent of Employee, except to an assignee (i) who is an affiliate of Entex (including subsidiaries) or (ii) who acquires all or substantially all of the business of Entex, whether by merger, consolidation, sale of assets or otherwise. Entex will require any such assignee to assume and agree to perform this Agreement in the same manner and to the same extent that Entex would be required to perform it if no such succession had taken place.

      7. Entire Agreement. This Agreement sets forth the entire Agreement and understanding between Employee and Entex with respect to the subject matter hereof, and supersedes any other negotiations, agreements, understandings, representations or past or future practices, whether written or oral, including any written or verbal employment agreements or other similar arrangements between Employee and FCP or any predecessor thereof.

      8. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or five days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

            (a)   If to Entex:

                  Entex Information Services, Inc.
                  6 International Drive
                  Rye Brook, New York
                  Attention:  Vice President, General Counsel

            (b) If to Employee, to the address set forth on the signature page hereof, or to such other address as any party hereto may designate by notice given as herein provided.

      9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to principles regarding conflict of laws.

      10. Arbitration.

            (a) At the option of either Entex or Employee, any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration under the rules and regulations of the American Arbitration Association by one (1) arbitrator selected in accordance with such rules.

            (b) Such arbitration shall take place in New York County, New York.


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            (c) At the request of either Entex or Employee, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy under seal, available for the inspection only of Entex and Employee and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

            (d) The arbitrator may award to a prevailing party the recovery of costs and expenses, including legal fees and expenses.

      11. Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto, nor shall any covenant or provision of this Agreement be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

      12. Effective Date. This Agreement shall become effective upon the Closing Date.

      13. Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

      14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      15. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      16. Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Acquisition Agreement, unless such terms are otherwise defined herein.

      17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver, single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       ENTEX INFORMATION SERVICES, INC.

                                       By:
                                            ------------------------------------
                                            John A. McKenna, Jr.
                                            President

                                       EMPLOYEE:  RICHARD NATHANSON

                                       -----------------------------------------


                                       Address:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------


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                                  ATTACHMENT 1

                   Confidential and Nonsolicitation Agreement



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                                  Attachment 1

                   CONFIDENTIALITY/NON-SOLICITATION AGREEMENT

THIS AGREEMENT is made by and between ENTEX INFORMATION SERVICES, INC. (the "Company"), and ____________________________ (the "Employee").

WHEREAS, the Employee acknowledges that during his/her employment by the Company, s/he will receive, have access to, and contribute towards
Confidential Information which is a highly valuable and unique asset of the Company's business and that the disclosure by Employee of any proprietary and/or confidential information of the Company contrary to this Agreement would cause permanent, incalculable and irreparable injury and damage to the Company.

WHEREAS, the Employee also acknowledges that s/he has received or will receive specialized knowledge and/or training in the Company's business, at considerable time and expense to the Company, and through such training employee will have the opportunity to gain close knowledge of and possible influence over customers and employees of the Company by reason of and during the course of his/her employment with the Company, and will in such capacity possess the good will of the Company, and that this Agreement is necessary to protect the Company against unfair loss of said customers, employees, or good will.

NOW, THEREFORE, in consideration of the promises contained in this Agreement, as well as the Employee's continued employment by the Company, the parties agree as follows:

1. Definition of Company -- "Company" means ENTEX Information Services, Inc., its successors and assigns and any of its present or future subsidiaries or organizations controlled by it, controlling it, or under common control with it.

2. Employment -- Employee's employment shall be at-will, and may be terminated by either party at any time for any reason with or without cause.

3. Lack of Conflict With Past Employment -- Employee hereby represents and warrants that s/he is not bound by any non-compete or non-solicitation restriction with any organization that would restrict the fulfillment of the terms of his/her employment with the Company.

4. Notification of Existence of Agreement -- Employee agrees that in the event that s/he is offered employment with another employer at any time during the existence of this Agreement, the business of which is in any way competitive with the Company, Employee shall immediately advise said other employer of the existence of this Agreement and shall immediately provide said employer with a copy of this Agreement and all of its terms.

5. Non-Disclosure/Confidentiality -- Employee agrees that s/he will forever keep secret, confidential and inviolate, will not disclose during his/her employment by the Company, and will not disclose or use at any time after termination of employment by the Company, any proprietary or confidential information or business secret of the Company including, without limitation those relating to: a) the business, conduct, or operations of the Company, or of any of its respective clients, customers, consultants, or licensees; b) any methods, ways of doing business, etc., used in the sale, use or marketing of the Company's product or services; c) the existence or betterment of, or possible new uses or applications for, any such products or services; or d) any of the Company's customer lists, pricing and purchasing information or policies. Upon leaving the employ of the Company for any reason, the Employee shall promptly return to the Company any and all notes,

                                                                    EXHIBIT 10.6

plans, computer files, customer lists or other records, RFP's, account profiles, price sheets, reports, proposals, technical information, and reproductions thereof, which relate in any way to the Company's operations, business assets, employee files or records, or any of the foregoing items covered by this paragraph. Employee also represents that she will not bring with him/her, nor utilize impermissibly, any confidential information of a previous employer.

6. Non-Solicitation/Non-Compete Provisions - Employee acknowledges that each of the provisions of this Agreement are reasonable and necessary to preserve the very strong business interests of the Company, its present and potential business activities and the economic benefits derived therefrom; that they will not prevent him/her from earning a livelihood in his/her chosen business and are not an undue restraint on the trade of the Employee, or any of the public interests which may be involved. Employee agrees and acknowledges:

     a. that so long as she is an employee of the Company, she will devote his/her best efforts and all his/her business time, efforts, and attention to furthering the very strong business interests of the Company, and that s/he/ will not directly or indirectly engage in any business activity which is competitive with any business activity conducted by the Company;

     b. that the relationship between the Company and its customers are of a near permanent nature and that the information in which Employee has had and will have access to is of a confidential and proprietary nature, and the good will of the Company and/or customer and supplier relationships which the Employee has enjoyed and will enjoy while employed by the Company are significant and valuable to the Company;

     c. that the relationships between the Company and its employees are valuable assets of the Company deserving protection from solicitation to assist the Company in its interest in maintaining a stable work force, and because of this interest, Employee agrees that at no time during the term of his/her employment by the Company, and for a period of one (1) year thereafter, will s/he/ directly or indirectly recruit, solicit, divert or employ any person who is an employee of the Company;

     d. that because of the Company's valuable interest in its customer relationships, for a period of one (1) year following the termination of Employee's employment with the Company for any reason, Employee will not directly or indirectly solicit or divert any entity which is, as of the time of the termination of Employee's employment or the immediate six month period prior to such termination, a customer of the Company that Employee had prior dealings with or knowledge about.

     e. that Employee will not at any time take any action or do anything which unfairly or unlawfully impairs or damages the business prospects or goodwill of the Company.

7. Injunctive Relief - Employee acknowledge that a breach of any of the covenants herein contained would cause irreparable harm to the Company's business and that monetary damages alone be extremely difficult or impossible to ascertain and would not afford an adequate remedy. Therefore, in the event of any such breach, or threatened breach, in addition to such other remedies which may be provided by law, the Company shall have the right to specific performance of the covenants herein contained by way of temporary and/or permanent injunctive relief, all as it elects.

8. Severability - The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning. The parties believe the time restrictions herein to be reasonable to protect business activity. However, in the event that a court of competent jurisdiction deems any provision hereof to unreasonable, void or unenforceable, such provision(s) shall be deemed severed from the remainder of the Agreement, which shall continue in all other

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Agreement
Page 3 of 3

respects to be valid and enforceable. Any such provision(s) of this Agreement declared void, unreasonable or unenforceable shall be deemed revised to the minimum amount necessary in order to be valid and enforceable.

9. Binding Effect/Applicable Law - This Agreement and all of Employee's obligations arising under it shall be governed by and construed under the law of the State of New York; shall survive the termination of Employee's employment regardless of the reason for such termination; shall be binding upon Employee's heirs, executors and administrators. Employee specifically acknowledges that the Agreement does not obligate the Company to continue to employ him/her in any capacity for any period of time.

10. Other Agreements - In the event Employee has previously signed, or does sign in the future, any one or more separate non-competition, non-solicitation, or confidentiality agreement(s) with the Company, said agreement(s) shall remain binding and enforceable and the Company may, at its option, assert any and all such agreement(s) against Employee in addition to, or in lieu of this Agreement.

11. The terms of any rider attached hereto are incorporated herein by reference.


EMPLOYEE                                     ENTEX INFORMATION SERVICES, INC.


---------------------------------            ---------------------------------
Signature                                    Signature

---------------------------------            ---------------------------------
Print Name                                   Print Name

---------------------------------            ---------------------------------
Date                                         Position

---------------------------------
Witness